U.S. RSA
TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK AWARD
You have been granted restricted shares of Common Stock of TD SYNNEX Corporation (the “Company”) on the following terms:
Date of Grant:
Name of Recipient:
Total Number of Shares Granted:
Fair Market Value per Share:
Total Fair Market Value Of Award:
Vesting Commencement Date:
Vesting Schedule:

By signing this document, you and the Company agree that these shares are granted under and governed by the terms and conditions of the TD SYNNEX Corporation 2020 Stock Incentive Plan (the “Plan”) and the Restricted Stock Agreement, which is attached to and made a part of this document.
By signing this document (including by means of electronic signatures or “click-through” electronic acceptance) you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.
Notwithstanding the foregoing, even if you do not provide one of the means of acceptance described above, but your conduct evidences an intent to accept the benefits provided herein, including but not limited to, accepting dividends issued by the Company with respect to Shares subject to the Award, as determined by the Company in its sole discretion, then you will be deemed to have accepted, and will be bound by, the terms of the Plan, the Restricted Stock Agreement and this document.
TD SYNNEX CORPORATION
NOTICE OF RESTRICTED STOCK AGREEMENT

[NAME OF RECIPIENT]	TD SYNNEX CORPORATION

________________________________________	By:_____________________________________

Title:____________________________________
TD SYNNEX CORPORATION
NOTICE OF RESTRICTED STOCK AGREEMENT

TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
SECTION 1. PAYMENT FOR SHARES.
No cash payment is required for the Shares that you are receiving. You are receiving the Shares as consideration for Services rendered by you.
SECTION 2. GOVERNING PLAN.
The Shares that you are receiving are granted pursuant and subject in all respects to the applicable provisions of the TD SYNNEX Corporation 2020 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference. Terms not otherwise defined in this Agreement have meanings ascribed to them in the Plan.
SECTION 3. VESTING.
The Shares that you are receiving will vest in installments, as shown in the Notice of Restricted Stock Award.
No additional shares vest after your Service as an Employee or a Consultant has terminated for any reason unless accelerated by the Compensation Committee as provided under Section 5 below.
SECTION 4. SHARES RESTRICTED.
Unvested Shares will be considered “Restricted Shares.” You may not sell, transfer, assign, pledge or otherwise dispose of Restricted Shares without the written consent of the Company, except as provided in the next sentence. You may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. However, a transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.
SECTION 5. FORFEITURE.
If your Service terminates for any reason, then your Shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination, subject to the right reserved by the Compensation Committee (or its authorized delegate) pursuant to Section 3(d)(viii) of the Plan to accelerate vesting of all or a portion of any Restricted Shares upon your Retirement in its sole discretion and subject to such additional conditions as the Compensation Committee or its authorized delegate may impose, including but not limited to execution of a standard release of claims, compliance with certain restrictive covenants, and you providing at least three (3) months’ written notice prior to the effective date of your Retirement; provided, that any Restricted Shares granted within three (3) months prior to your Retirement will not be eligible for accelerated vesting in connection with your Retirement for any reason.
TD SYNNEX CORPORATION
NOTICE OF RESTRICTED STOCK AWARD

For purposes of this Agreement, “Retirement” means the termination of your employment other than for Cause, Disability or death, and upon the date of such termination, all of the following are true: (i) you have attained at least fifty-seven (57) years of age; (ii) you have completed at least five (5) years of continuous Service; and (iii) the sum of your age plus your completed years of Service upon such termination is equal to at least sixty-five (65).
For purposes of this Agreement, “Cause” means (i) commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, and which has a material adverse effect on the business or affairs of the Company or its affiliates or stockholders, (ii) intentional or willful misconduct or refusal to follow the lawful instructions of the person or persons to whom you report or (iii) intentional breach of Company confidential information obligations which has an adverse effect on the Company or its affiliates or stockholders. For these purposes, no act or failure to act shall be considered “intentional or willful” unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission is in the best interests of the Company.
Any forfeited unvested Restricted Shares will immediately revert to the Company. You receive no payment for Restricted Shares that are forfeited. The Company determines when your Service terminates for this purpose and all purposes under the Plan, and its determinations are conclusive and binding on all persons.
SECTION 6. LEAVES OF ABSENCE AND PART-TIME WORK.
For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.
If you go on a leave of absence, then the vesting schedule specified in the Notice of Restricted Stock Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Restricted Stock Award may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.
SECTION 7. BOOK ENTRY FORM.
The Restricted Shares will be issued in uncertificated form, with appropriate notations to the extent that they remain subject to the forfeiture restrictions.
SECTION 8. SHAREHOLDER RIGHTS.
During the period of time between the date of grant and the date the Shares become vested, you shall have all the rights of a shareholder with respect to the shares except for the right to transfer the shares, as set forth in Section 4. Accordingly, you shall have the right to vote the shares and to receive any cash dividends paid with respect to the shares.
TD SYNNEX CORPORATION
NOTICE OF RESTRICTED STOCK AGREEMENT

SECTION 9. WITHHOLDING TAXES.
Regardless of any action the Company and/or the Subsidiary or Affiliate employing you (“Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares received under this Award, including the award or vesting of such Shares, the subsequent sale of Shares under this Award and the receipt of any dividends; and (2) do not commit to structure the terms of the Award to reduce or eliminate your liability for Tax-Related Items.
No Restricted Shares will be released to you unless you have paid or made arrangements acceptable to the Company and/or your Employer to satisfy all withholding and payment-on-account obligations of the Company and/or your Employer. In this regard, you authorize the Company and/or your Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or your Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares of Company Stock that otherwise would be delivered to you when they vest having a Fair Market Value equal to the amount necessary to satisfy the maximum legally required withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, or (c) any other arrangement approved by the Company. The fair market value of the shares you surrender, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as credit against the withholding taxes. Finally, you will pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.
SECTION 10. RESTRICTIONS ON RESALE.
You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.
SECTION 11. NO RETENTION RIGHTS.
Your Award or this Agreement does not give you the right to be employed or retained by the Company or a Subsidiary or Affiliate of the Company in any capacity. The Company and its Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause.
TD SYNNEX CORPORATION
NOTICE OF RESTRICTED STOCK AGREEMENT

SECTION 12. ADJUSTMENTS.
In the event of a stock split, a stock dividend or a similar change in Company stock, or an extraordinary dividend, or a merger or a reorganization of the Company, the forfeiture provision of Section 5 will apply to all new, substitute or additional securities or other properties to which you are entitled by reason of your ownership of the shares.
SECTION 13. NOTICE.
Any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon the earliest of personal delivery, receipt or the third (3rd) full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.
SECTION 14. APPLICABLE LAW AND CHOICE OF VENUE.
This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Florida and agree that such litigation will be conducted only in the courts of Pinellas County, Florida or the federal courts of the United States for the Middle District of Florida.
SECTION 15. THE PLAN AND OTHER AGREEMENTS.
The text of this Plan is incorporated in this Agreement by reference. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under this Agreement, this Agreement may be amended only by another written agreement signed by you and the Company.
SECTION 16. SUCCESSORS AND ASSIGNS.
Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.
SECTION 17. MISCELLANEOUS.
You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and your Employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of your Award does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation)
TD SYNNEX CORPORATION
NOTICE OF RESTRICTED STOCK AGREEMENT

the times when awards will be granted, the number of Shares subject to the awards, and the vesting schedule, will be at the sole discretion of the Company.
The value of this Award shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.
You hereby authorize and direct your Employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your Employer deems necessary or appropriate to facilitate the administration of the Plan.
You consent to the collection, use and transfer of personal data as described in this subsection. You understand and acknowledge that the Company, your Employer and the Company’s other Subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all awards or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing.
BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.
TD SYNNEX CORPORATION
NOTICE OF RESTRICTED STOCK AGREEMENT